                                                                    EXHIBIT 10.3

     "***" - Confidential portions of this Agreement have been omitted and filed separately with the Securities and Exchange Commission under a
          Confidential Treatment Request, pursuant to Rule 406 of the
                       Securities Act of 1933, as amended

                          PREFERRED SUPPLIER AGREEMENT


         THIS AGREEMENT is made as of September 19, 2002, by and between CONAGRA FOODS, INC., a Delaware corporation ("CAGCO"), and SWIFT & COMPANY, a Delaware corporation ("PC").

RECITALS:

         (a) CAGCO and certain of its operating companies (individually, a "CAGCO Operating Company" and collectively, the "CAGCO Operating Companies") use certain Products (as defined below) that are produced by certain of PC's operating companies (individually, a "PC Operating Company" and collectively, the "PC Operating Companies").

         (b) CAGCO and PC desire to establish a mutually preferred supplier agreement and, further, the parties desire to facilitate a relationship which enhances CAGCO's and the CAGCO Operating Companies' purchase of, and PC and the PC Operating Companies' sale of, the Products, taking into consideration relevant commercial market factors.

         (c) CAGCO's and the CAGCO Operating Companies' interest is to purchase quantities of Products in amounts substantially similar to the volume of Products purchased by CAGCO and the Operating Companies prior to the date of this Agreement (subject to changes in product mix, product reformulation, etc.) at competitive delivered prices and PC's interest is for PC and the PC Operating Companies to supply such quantities of Products to CAGCO and the CAGCO Operating Companies at competitive delivered prices.

AGREEMENT:

         In consideration of the foregoing recitals which are incorporated with and are made a part of this Agreement, and in further consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

         1. GENERAL STATEMENT. CAGCO and the CAGCO Operating Companies hereby agree that PC and the PC Operating Companies are preferred suppliers of the Products and PC and the PC Operating Companies hereby agree that CAGCO and the CAGCO Operating Companies are preferred purchasers of the Products.

         2. PURCHASE AND SALE OF PRODUCTS. In order to facilitate this preferred supplier/purchaser relationship and subject to the terms and conditions set forth herein, PC and the PC Operating Companies agree to sell to CAGCO and the CAGCO Operating Companies, and CAGCO and the CAGCO Operating Companies agree to purchase, those fresh beef and pork products which have historically been provided by Swift Beef Company and Swift Pork Company to CAGCO and the CAGCO Operating Companies (collectively, the "Products") in amounts substantially similar to the volume of Products purchased by CAGCO and the CAGCO Operating Companies during the 12 month period prior to the date of this Agreement (subject to changes in product mix, product reformulation, etc.) or in such greater or smaller volumes as the parties may mutually agree upon from time to time. CAGCO and PC agree that CAGCO will offer PC and the PC Operating Companies the opportunity to provide CAGCO and the CAGCO Operating Companies (including operating companies formed or acquired after the date hereof that require Products, subject to compliance with such companies' supply agreements or arrangements) additional fresh beef and pork products that they may require as a result of changes in product mix and product reformulations, other than proprietary or other products brought to CAGCO or the CAGCO Operating Companies by any third party for the development and/or manufacture of new products. On a quarterly basis during the term of this Agreement, CAGCO and those CAGCO Operating Companies requiring a supply of Products for the next immediately succeeding three (3) month period ("Production Period") will notify PC or the applicable PC Operating Company of CAGCO's and/or such CAGCO Operating Companies' good faith estimate of anticipated purchases of Products, including the type of Products, quantities, specifications, delivery requirements and other relevant information for the upcoming Production Period and shall offer PC or the applicable PC Operating Company the right to provide such Products to CAGCO on the terms and conditions set forth herein. Based on this information, PC or the applicable PC Operating Company will notify CAGCO within ten (10) days (or such other period of time as to which the parties may mutually agree) which Products it desires to supply. Within ten (10) days (or such other period as to which the parties may mutually agree) after such notice from PC or the applicable PC Operating Company, PC and CAGCO and/or those CAGCO Operating Companies for which PC or the applicable PC Operating Company agreed to produce the Products during the upcoming Production Period will meet to develop firm orders for the Products for the upcoming Production Period. To maintain this preferred supplier status, PC and the PC Operating Companies shall meet CAGCO's and the CAGCO Operating Companies' specifications, quantity, delivery and service requirements.

         3. PRICING OF PRODUCTS. All products supplied to CAGCO and/or the CAGCO Operating Companies hereunder shall be sold at fair market prices on a delivered basis based upon the pricing mechanics in place today between the parties. For informational purposes attached as Exhibit "A" are pricing mechanics for certain Products. CAGCO and the CAGCO Operating Companies and PC and the PC Operating Companies will meet periodically to discuss and determine pricing and payment mechanisms and procedures.

         4. TERM; CONTRACT YEAR. The initial term of this Agreement shall be seven (7) years commencing on the date hereof.

         5. SPECIAL CIRCUMSTANCES. The parties acknowledge that, from time to time, CAGCO and/or the CAGCO Operating Companies may have unpredicted and/or special purchase needs for Products that cannot be accommodated by the purchase and sale mechanism set forth in Section 2 above which shall include CAGCO's and/or the CAGCO Operating Companies' desire to effect forward purchases of Products (i.e., purchases of products pursuant to a purchase contract in which the buyer and seller agree to terms and conditions for future delivery of those products). With respect to such special circumstances, CAGCO and/or the CAGCO Operating Companies will use



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

their good faith efforts to work with PC and the PC Operating Companies so that PC and the PC Operating Companies will have the first opportunity to supply such Products where practical, but in the event PC or a PC Operating Company is unable to supply such Products, or do not agree to effect CAGCO's and/or the CAGCO Operating Companies' forward purchases of Products, CAGCO and/or the CAGCO Operating Companies shall be free to purchase such Products (including forward purchases of Products) from unrelated third party suppliers. With respect to any such special circumstances Products that PC or a PC Operating Company is initially unable to provide CAGCO (and for which CAGCO has not entered enter into an agreement that requires such Product to be supplied by a third party), CAGCO shall offer PC or the applicable PC Operating Company the opportunity to provide such Products pursuant to the next quarterly notice under Section 2 above if CAGCO's requirements for such Products continue.

         6. REPRESENTATIONS AND WARRANTIES OF PC. PC warrants and represents that:

         (a) All of the Products shall comply with the specifications therefor, and shall be fit and wholesome for human consumption at the time of shipment.

         (b) None of the Products delivered hereunder shall be, as of the date of such delivery, adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act, as amended, or any other applicable food or drug law or regulation. All Products delivered pursuant to this Agreement by PC shall be goods that, under the provisions of such laws and regulations, may be lawfully shipped and sold in interstate commerce and conform in all respects to the requirements of such laws and rules and regulations issued pursuant to such laws.

         (c) The Products shall be merchantable, of good quality, and fit for the purpose intended.

         (d) The execution of the Agreement and performance of its obligations under this Agreement does not, and will not, breach or conflict with any agreement, pledge, or contract to which PC or a PC Operating Company is a party or to which any of PC's or any PC Operating Company's assets are subject.

         (e) PC or a PC Operating Company shall have clear title to all Products sold to CAGCO and/or the CAGCO Operating Companies hereunder, and CAGCO and/or the CAGCO Operating Companies shall receive clear and unencumbered title to such Products.

         7. REPRESENTATIONS AND WARRANTIES OF CAGCO. The execution of the Agreement and performance of its obligations under this Agreement does not, and will not, breach or conflict with any agreement, pledge, or contract to which CAGCO and/or any CAGCO Operating Company is a party or to which any of CAGCO's or any Operating Company's assets are subject.



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

         8. INDEMNIFICATION.

         (a) PC and the PC Operating Companies shall indemnify and hold CAGCO and the Operating Companies harmless from and against any and all claims, demands, actions, causes of action, proceedings, judgments and other liabilities, obligations, losses, damages, costs and expenses (including reasonable attorneys' fees and costs) of any nature which result from a breach by PC of any representation, warranty, covenant or agreement provided herein.

         (b) CAGCO shall indemnify and hold PC and the PC Operating Companies harmless from and against any and all claims, demands, actions, causes of action, proceedings, judgments and other liabilities, obligations, losses, damages, costs and expenses (including reasonable attorneys' fees and costs) which result from a breach by CAGCO of any representation, warranty, covenant or agreement provided herein.

         9. INSURANCE. During the Term each party shall maintain adequate public liability or other insurance with reputable insurance companies as hereinafter set forth and, upon request, to furnish the other party with certificates of insurance properly executed by its insurers evidencing such fact, and requiring the insurers to give at least thirty (30) days notice to the other party in the event of cancellation or material alteration of such coverage. The minimum insurance coverage to be maintained shall be as follows:

         (a) Comprehensive general liability insurance, including personal injury and property damage, products and completed operations, and form contractual and advertising liability coverages, in occurrence form, affording minimum single limit protection of no less than U.S. Two Million Dollars (US$2,000,000) per occurrence

         (b) Worker's compensation and employer's liability insurance in accordance with the legal requirements of the state in which the insured conducts its operations.

         10. CONFIDENTIALITY. Each party acknowledges that in connection with this Agreement it may receive certain confidential information from the other party ("Confidential Information"). The receiving party shall not at any time disclose the Confidential Information to any person, firm, partnership, corporation or other entity (other than persons employed by the receiving party and having a need to access the Confidential Information) for any reason whatsoever, nor shall the receiving party use the Confidential Information for its benefit or for the benefit of any person, firm, partnership or affiliates during the term of this Agreement and for a period of two (2) years after the termination hereof unless required by any governmental authority or in response to any valid legal process. Each party shall take all actions necessary to ensure that its employees and representatives having access to the Confidential Information are bound by the terms of this Agreement. Confidential Information shall not include information which (i) was in the receiving party's possession prior to disclosure, (ii) is hereafter independently developed by the receiving party, (iii) lawfully comes into the possession of the receiving party, or (iv) is now or subsequently becomes, through no act or failure to act by the receiving party, part of the public domain.



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

         11. FORCE MAJEURE. Neither PC nor CAGCO shall be liable for, or deemed to be in default hereunder or subject to any remedies of the other party as a result of, delays or performance failures due to power failures, fire, acts of God, acts of civil or military authority, embargoes, epidemics, terrorism, strikes, riots or similar causes beyond such party's reasonable control, and without the fault or negligence of CAGCO, PC, any CAGCO Operating Company or any PC Operating Company. Should any force majeure condition occur which prevents PC or any PC Operating Company from performing its obligations pursuant to this Agreement, from one of its plants, PC shall, at CAGCO's request, use commercially reasonable efforts to provide Products from PC's or PC Operating Companies' other plants. Each party shall use reasonable best efforts to minimize the impact of any force majeure condition it experiences on the other party to this Agreement and to otherwise keep the other party timely advised as to minimization and removal of such condition.

         12. APPLICABLE LAW. This Agreement shall be governed by the laws of the State of Delaware, excluding its choice of law rules.

         13. NO ASSIGNMENT. Neither party may assign this Agreement or its rights hereunder without prior written consent from the other party, which consent shall not be unreasonably withheld; provided, however, that to the extent requested by PC's senior lenders, the parties shall execute and deliver such documents as may be necessary to effect a collateral assignment of the rights arising hereunder. For purposes of this Agreement, an assignment shall be deemed to occur upon a transfer of a majority of the outstanding capital stock of the respective party (or any Operating Company) entitled to vote for the election of directors, either directly or indirectly, whether by merger, consolidation, stock transfer, or otherwise. In the event such consent is withheld with respect to the sale, merger or other transfer of any Operating Company or the assets thereof, the assigning party shall have the right to terminate this Agreement; provided that with respect to a proposed partial assignment, such termination shall only relate to the Operating Companies or plants, as applicable, subject to such partial assignment.

         14. NOTICES. All notices which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if given in writing and delivered personally or via telefacsimile or overnight courier, or mailed by Registered, Certified or Express Mail, postage prepaid, as follows:

         (a)      If to PC and/or any        Swift & Company
                  PC Operating Company:      1770 Promontory Circle
                                             Greeley, CO 80634
                                             ATTN: President and Chief Executive
                                                   Officer
                                             Fax: (970) 506-8323

         (b)      If to CAGCO and/or         ConAgra Foods, Inc.
                  any CAGCO Operating        One ConAgra Drive
                  Company:                   Omaha, Nebraska 68102
                                             ATTN: Corporate Controller
                                             Fax: (402) 595-4611



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

or at such other address as any party hereto shall have designated by notice in writing to the other parties hereto.

         14. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their legal representatives, successors and permitted assigns.

         15. ENTIRE AGREEMENT; AMENDMENTS. This writing constitutes the entire understanding between the parties and supersedes all previous agreements or negotiations on the subject matter herein whether written or oral, and shall not be modified or amended except by written agreement duly executed by the parties hereto.

         16. WAIVER. A waiver by either party of any breach or default of this Agreement is not to be construed as a waiver of any subsequent breach or default.

         17. INDEPENDENT CONTRACTORS. The relationship between the parties shall at all times be deemed that of independent contractors. This Agreement is not intended to create between the parties a relationship of partners, principal and agent, joint venturers or any other similar relationship.

         18. NO CONSEQUENTIAL DAMAGES. IN NO EVENT SHALL A PARTY OR ITS AFFILIATES OR THEIR RESPECTIVE OFFICERS, DIRECTORS, REPRESENTATIVES AND EMPLOYEES BE LIABLE TO THE OTHER PARTY OR ITS AFFILIATES OR THEIR RESPECTIVE OFFICERS, DIRECTORS, REPRESENTATIVES AND EMPLOYEES, WHETHER BASED IN CONTRACT, TORT, WARRANTY, OR ANY OTHER LEGAL OR EQUITABLE GROUNDS, FOR ANY LOSS OF THE INCOME, PROFIT OR SAVINGS OR COST OF CAPITAL OR FINANCING OF THE OTHER PARTY OR ITS AFFILIATES, FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR FOR ANY EXEMPLARY, SPECIAL, OR PUNITIVE DAMAGES OF ANY KIND, RESULTING FROM OR RELATING TO THIS AGREEMENT OR THE PRODUCTS DELIVERED HEREUNDER, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         19. CONSENT TO JURISDICTION. THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR DELAWARE STATE COURT SITTING IN WILMINGTON, DELAWARE IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. THE PARTIES HERETO SHALL CAUSE THE CAGCO OPERATING COMPANIES AND THE PC OPERATING COMPANIES TO BE BOUND BY THIS SECTION.



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

         IN WITNESS WHEREOF the parties have executed this Agreement on the date first written above.


CONAGRA FOODS, INC., a                       SWIFT & COMPANY,
Delaware corporation                         a Delaware corporation


By:  /s/ DWIGHT J. GOSLEE                    By:  /s/ PATRICK J. KOLEY
     ----------------------------------           ------------------------------
Its: Executive Vice President,               Its: Vice President
     Operations Control and Development           ------------------------------
     ----------------------------------



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                                   EXHIBIT "A"

                            PRODUCT PRICING MECHANICS


  Prices listed are net of freight. Delivered price will include freight charge

PORK

         Boneless Hams              "***" total FOB USDA DP Top plus formula ovg

         Semi Boneless              "***" total FOB USDA DP Top plus formula ovg

         Bone in Hams               Negotiated Base "***"

         Skinless Bellies           Negotiated generally based on USDA DP Top
                                    plus formula overage

         Skin on Bellies            USDA DP Top "***"

         Cheek Meat                 USDA DP Top "***"

         Trimmings                  USDA DP Top "***" depending on
                                    shipping location

         Loins, Butts, Spareribs    "***" on USDA based formulas, "***" on an
                                    individual bid or fixed quote basis

         Backribs                   Quote basis

BEEF

         Trim                       USDA Topside Avg. "***" (FOB)

         Misc Boxes (thin meats)    Negotiated daily based off USDA plus spread
                                    "***"

         Variety Meats Negotiated daily based off USDA plus spread "***"

         Rounds                     Negotiated daily based off USDA plus spread
                                    "***"

         Grinds                     Negotiated daily based off USDA plus spread
                                    "***"



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

         Briskets                   Negotiated daily based off USDA plus spread
                                    "***"

         Chucks                     Negotiated daily based off USDA plus spread
                                    "***"

         Loins                      Negotiated daily based off USDA plus spread
                                    "***"

         Ribs                       Negotiated daily based off USDA plus spread
                                    "***"




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